                                                                   EXHIBIT 10.40



                                SERVICE AGREEMENT
                                     BETWEEN
                    WILLIAMS INFORMATION SERVICES CORPORATION
                                       AND
                      WILLIAMS COMMUNICATIONS GROUP, INC.

         THIS SERVICE AGREEMENT ("Agreement") is effective as of the ____ of _______________, 1999, by and between WILLIAMS INFORMATION SERVICES CORPORATION, a Delaware corporation, hereinafter referred to as "WISC" and WILLIAMS COMMUNICATIONS GROUP, INC., a Delaware corporation, and its majority owned subsidiaries, hereinafter referred to as "Customer." WISC and Customer are each a "Party" and together are the "Parties" to this Agreement.

                                    RECITALS:

         WHEREAS, WISC has been providing Data Processing and Computer-related services to Customer and Customer desires to continue purchasing such services, solely for its internal use and the internal use of its subsidiaries in which Customer possesses fifty percent (50%) or greater ownership interest;

         WHEREAS, the Parties desire to establish the service levels provided under this Agreement, the reimbursable commitments due upon termination of this Agreement and other issues related to the provision of Services hereunder.

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

         1. SERVICES. WISC agrees, during the term of this Agreement, to provide use of WISC employees, facilities and systems in the performance and coordination of data processing and computer-related services to Customer. Such non-exclusive service, as more particularly described in Attachment B (the "Services Profile"), attached hereto and incorporated by reference, includes, but is not limited to, mainframe operations, payroll processing and support, technical staff support, data center operations and floorspace, special processing requirements, system backups, network services, telephone services and Enterprise services including Help Desk, IT Sourcing and Y2K Compliance Program (the "Services" or "Service"). The Service provided by WISC will be provided in accordance with the Service Level Agreements to be developed and mutually agreed to by the Parties and attached hereto as Attachment A. The Services Profile and the Service Level Agreements shall be updated or amended from time to time.

         2. LIAISON. Customer will designate a person to act as a liaison ("Liaison") for all contact with WISC. The Liaison has authority to make requests for all Service and has authority to approve all commitments made by WISC on Customer's behalf. Approval of all costs, expenditures, expenses, contractual obligations, and other commitments will be in writing by the designated Liaison.

         3. COMMITMENT LIST. All hardware, software, and Services Customer has previously committed to pay for ("Existing Commitments") will be listed in a commitment list ("Commitment List") provided to Customer, a summary of which is attached hereto as Attachment C, and incorporated by reference. The Commitments List includes amounts for: (1) estimated taxes; (2) leased equipment; (3) fixed assets; (4) facilities improvements; (5) third party software; and (6) miscellaneous expenses. WISC will continue to update the Commitments List each quarter to add new commitments and to decrease other commitments.

         Certain commitments will decrease as a result of WISC fulfilling its obligations under the commitment. For example, a contractual obligation which presently has a two (2) year commitment, will be reduced each quarter as WISC performs the obligations required for that quarter.

         Customer will have thirty (30) days after receiving the revised Commitments List to object to any item on the Commitments List. After this thirty (30) day review period has passed, Customer will be deemed to have accepted all items on the Commitments List.

         4. FEES AND PAYMENTS. In consideration of WISC entering into purchase, lease, development and other obligations necessary to perform Services hereunder for Customer, Customer agrees to pay all costs incurred by WISC and approved in writing by Liaison including, but not limited to, all costs for equipment, software, personnel, or other contractual obligations for which WISC has already paid or remains obligated to pay, arising in connection with the provision of Services hereunder. All costs for such equipment, software, personnel or other contractual obligations, will be listed on the Commitment List.

                  A. ALLOCATION CHARGES AND FEES. In addition to the obligations and charges set forth in this Agreement, Customer agrees to pay WISC the allocation amounts per month for the allocated Services set out in the Services Profile, as well as the amounts per month for other Services used by Customer at the published rates also set out in the Services Profile. The Services Profile will be provided annually on or before August 1.

                  B. MISCELLANEOUS CHARGES AND FEES. Customer will reimburse WISC for WISC's actual cost for certain items used in providing services to Customer including but not limited to the following items:
         Custom forms (except when forms are purchased or supplied by Customer), the lease of terminal equipment used on Customer's premises, telephone lines and telephone equipment related to the Customer's processing and all microfiche charges related to Customer's reports.

                  C. TAXES. Customer agrees to pay or reimburse WISC for all taxes for goods or services procured by WISC pursuant to performance of this Agreement for Customer.

                  D. BILLING. Customer shall be billed every month for amounts due for the previous month. Payment is due thirty (30) days after Customer's receipt of invoice. Undisputed payments not received by the due date shall accrue interest at a rate of one and one half percent (1.5%) per month or the highest rate allowed by law whichever is less.

                  E. DISPUTED CHARGES. As to disputed amounts, Customer will place the disputed amount in an escrow account and provide WISC written notice, which includes a summary of its dispute, within thirty (30) days of the due date. Any amount for which Customer does not give notice of a dispute within thirty (30) days of the due date will be deemed to be an undisputed amount. As to disputed amounts the Parties will attempt to resolve the dispute in accordance with Section 23, Dispute Resolution.

         5. TERM. The term of this Agreement will begin April ____, 1999, and will remain in effect until April _____, 2004 (the "Initial Term"), and will automatically renew for additional terms of twelve (12) months each. Notwithstanding the foregoing, either Party may terminate this Agreement, at any time, by giving twelve (12) months prior written notice to the other Party.

         6. BACKUP AND RECOVERY PLAN. Customer and WISC, as timing allows, shall jointly develop and maintain a backup and recovery plan mutually satisfactory to the Parties which details specific responsibilities and recovery objectives. WISC will incorporate Customer's backup and recovery priorities in its published overall disaster and recovery plan which is currently being revised and updated. The WISC disaster and recovery plan includes a listing of those persons authorized to declare a disaster. Customer will have the option to contract for its own disaster recovery services with a vendor of its choice for those services for which WISC is not directly responsible. This option, however, will not relieve Customer of any obligations for disaster recovery services on the Commitments List.

         7. PROCESSING STANDARDS. Customer will be subject to all reasonable processing standards and procedures as set forth in the WISC Data Center Standards and Operating Procedures Manual. WISC will copy all Customer mainframe software and ensure synchronization with Customer Data maintained by WISC, semi-annually, including updates and documentation, and will store in such data WISC's offsite facility, and will provide Customer with access to such copies upon request. As to data, programs and software supplied by WISC to Customer, which are licensed from third party vendors, the Parties recognize that use is subject to the license agreements for each software product and the Parties agree to be bound by such agreements. Upon request WISC shall provide to Customer copies of the terms and conditions of such license agreements.

         8. CONFIDENTIAL AND PROPRIETARY INFORMATION. The Parties will take all reasonable precautions to protect the security of the other Party's confidential information, including making reasonable efforts to cause its directors, employees and agents to abide by the terms of this Agreement. Confidential information ("Confidential Information") shall include, but not be limited to, the following: business and financial methods; records and practices; pricing and selling techniques; file or data base materials; price lists; software; computer programs; credit and financial data; as well as similar information relating to the parent, subsidiaries and affiliates of either Party. Nothing in this Agreement shall prohibit or restrict WISC's right to use general ideas, concepts, methods, expressions, know-how and techniques related to the scope of WISC's Services and used in the course of its Services that are not unique to the Confidential Information, or do not include specific elements of the Confidential Information. Nothing in this Agreement shall prohibit or restrict WISC's rights to provide to third parties services which are similar to those it provides to Customer, so long as such provision of services does not breach this Agreement. Neither

Party will make copies of the other Party's Confidential Information for its own use without the prior written permission of the other. The Parties may copy the software of the other only as permitted in applicable license agreements and only as reasonably necessary to support authorized use and shall not make such software available to any person other than employees or agents whose job performance requires such access.

         Files containing Customer's systems inputs and outputs are, and shall remain, the property of Customer and shall be returned to Customer at its request. Physical media produced by WISC for Customer must be purchased by Customer or returned to WISC within thirty (30) days after Customer's receipt of same.

         The Parties hereto may exchange certain Confidential Information for the purpose of implementing this Agreement. In consideration of the receipt of such Confidential Information, the Parties agree as follows:

         1. Each Party shall retain all rights to its Confidential Information. Each receiving Party agrees to take such reasonable measures to prevent the unauthorized disclosure to third parties of Confidential Information as it would take to prevent disclosure of its own proprietary or Confidential Information. Disclosure will be limited to such employees and agents as necessary to perform under this Agreement. To the extent practicable, information protected by this Agreement shall be marked "Confidential." Except as necessary for proper evaluation, documents containing Confidential Information obtained pursuant to this Agreement may not be duplicated in any manner without the written permission of the originating Party.

         2. The Parties agree to keep all Confidential Information confidential for seven (7) years after the expiration or termination of this Agreement. Information obtained by receiving Party that (1) is or becomes generally known or available to the public without breach or any obligation of confidentiality; (2) is lawfully known to it at the time of receipt as evidenced by the receiving Party's written records; or (3) is subsequently furnished to it lawfully by a third party, to the best of the receiving Party's knowledge, without restriction and without breach or any obligation of confidentiality; will not be deemed confidential and may be used without restriction. If disclosure of Confidential Information is required pursuant to a valid court order or subpoena, receiving Party shall give the disclosing Party prior written notification of such order or subpoena, and then shall disclose the Confidential Information only to the extent necessary to comply with the governmental agency's request. Confidential Information disclosed pursuant to a valid court order or subpoena does not lose its confidential status as to third parties. Unless expressly agreed otherwise, the Parties shall also keep confidential the terms and conditions of this Agreement and the exchange of information.

         Upon reasonable notice, Customer's internal and external auditors shall have the right during normal working hours to review The Williams Companies, Inc.'s internal audit department work papers, program design flow charts, programs and other documents, materials and information relating to the Customer as may reasonably be requested by Customer's internal and external auditors in connection with the preparation of a certified financial audit of Customer. All documents, materials and information made available to or disclosed to Customer's internal and external auditors under this Section shall be kept confidential by Customer's internal and external auditors.

         9. IMPROPER PAYMENTS. Neither Customer nor WISC will use any funds received under the Agreement for illegal or otherwise improper purposes. Neither Customer nor WISC will pay any commissions, fees or rebates to the other, nor favor any employee of the other with gifts or entertainment of significant cost or value. If either Customer or WISC has reasonable cause to believe that provisions of this paragraph have been violated, such Party may audit the records of the other, for the sole purpose of establishing compliance with such provisions.

         10. WARRANTIES. WISC warrants that the services provided hereunder will be provided in a workmanlike manner. Services not provided in a workmanlike manner will be retendered. WISC also agrees that as to software programs and equipment purchased or acquired for Customer pursuant to this Agreement that WISC will seek repair, replacement or refund on behalf of Customer pursuant to the terms of the applicable agreement if such products do not conform to the vendor or manufacturer warranty. WISC MAKES NO OTHER WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, IN FACT OR IN LAW, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY SERVICE, PROGRAM OR EQUIPMENT AVAILABLE THROUGH WISC, WHETHER DEVELOPED BY WISC OR LICENSED, PURCHASED, OR OTHERWISE OBTAINED BY WISC FROM A THIRD PARTY. CUSTOMER, IN USING A PROGRAM, SERVICE OR EQUIPMENT PROVIDED BY WISC, WILL BE DEEMED TO HAVE ACKNOWLEDGED THE ADEQUACY OF THE PROGRAM, SERVICE OR EQUIPMENT FOR ITS INTENDED USE AFTER SEVEN (7) DAYS USE BY CUSTOMER. IN ADDITION, WISC SHALL ONLY BE REQUIRED TO PASS THROUGH THE MANUFACTURER OR VENDOR WARRANTY GRANTED TO WISC. CUSTOMER IS NOT WAIVING ANY MANUFACTURER OR VENDOR WARRANTIES IF MADE AVAILABLE TO CUSTOMER BY ANY MANUFACTURER OR VENDOR.

         11. LIMITATION OF LIABILITY. BECAUSE OF THE DIFFICULTY OF ASCERTAINING AND MEASURING DAMAGES HEREUNDER, IT IS AGREED THAT EACH PARTIES' LIABILITY TO THE OTHER FOR ANY TYPE OF COSTS, LOSSES, DAMAGES OR EXPENSES, ARISING OUT OF THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER SHALL NOT EXCEED ONE MILLION DOLLARS ($1,000,000). THIS LIMIT OF LIABILITY DOES NOT APPLY TO AND IN NO WAY LIMITS CUSTOMER'S OBLIGATIONS TO PAY FOR ALL ITEMS ON THE FINAL COMMITMENTS LIST AND ALL AMOUNTS DUE FOR SERVICES HEREUNDER. WISC WILL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE TO PROPERTY OF ANY KIND OWNED OR LEASED BY CUSTOMER EXCEPT AND TO THE EXTENT SUCH LOSS OR DAMAGE TO PROPERTY IS CAUSED BY WISC'S NEGLIGENCE OR WILLFUL MISCONDUCT. IN NO EVENT SHALL EITHER WISC OR CUSTOMER BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES SUCH AS LOSS OF PROFITS OR ANTICIPATED PROFITS, LOSS OF USE OR DATA IN CONNECTION WITH, OR ARISING OUT OF THE SERVICES PROVIDED UNDER THIS AGREEMENT WHETHER BASED UPON ANY THEORY IN CONTRACT OR IN TORT

AND WHETHER THE PARTIES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS.

         12. INDEMNIFICATION. Subject to Paragraph 11, the Customer will, jointly and severally, and to the fullest extent permitted by applicable law, indemnify and hold harmless WISC, The Williams Companies Inc. and any of its subsidiaries and their respective officers, directors, agents and employees (collectively, the "WISC Indemnitees") from and against all claims, demands, damages, losses, liabilities, costs or expenses (including, without limitation, reasonable attorney's fees and expenses) (collectively, "Costs") incurred or suffered by any WISC Indemnitee which result from or arise out of the negligent or willful misconduct of Customer regarding the Services.

         Subject to Paragraph 11, WISC will, jointly and severally, and to the fullest extent permitted by applicable law, indemnify and hold harmless Customer and any of its subsidiaries and their respective officers, directors, agents and employees (collectively, the "Customer Indemnities") from and against all claims, demands, damages, losses, liabilities, costs or expenses (including, without limitation, reasonable attorney's fees and expenses) (collectively, "Costs") incurred or suffered by any Customer Indemnitee which result from or arise out of the negligent or willful misconduct of WISC regarding the Services.

         13.  TERMINATION.

         A. WISC shall have the right to terminate this Agreement (i) after sixty (60) days written notice upon the failure of Customer to timely and fully pay any undisputed amounts in any invoice within thirty (30) days of the due date; or (ii) immediately and without notice upon insolvency or the commencement of any proceedings under any bankruptcy or insolvency laws by or against Customer; or (iii) immediately and without notice upon the assignment by Customer of all or substantially all of its property for the benefit of its creditors.

         B. Customer shall have the right to terminate this Agreement or seek specific performance or pursue other legal remedies upon failure of WISC to cure any default in the performance of its obligations hereunder after sixty (60) days of WISC's receipt of written notice regarding such default. Customer shall further have the right to terminate this agreement (i) immediately and without notice upon the insolvency or the commencement of any proceedings under any bankruptcy or insolvency laws by or against WISC; and (ii) immediately and without notice upon the assignment by WISC of all or substantially all of its property for the benefit of its creditors.

         C. Notwithstanding subsections A, and B above, either Party may terminate this Agreement by giving twelve (12) months prior written notice.

         14.   FEES AND COSTS UPON TERMINATION

         A. Costs. Upon termination of this Agreement at any time, Customer agrees to pay WISC the following amounts:

                  (1) all items listed on the final Commitments List;

                  (2) all amounts due for Services hereunder as of the date of termination.

         B. Ownership. Upon the termination of this Agreement and upon payment by Customer of all amounts due, all WISC-owned equipment acquired solely for use by Customer, excluding leasehold equipment and improvements, for which Customer remains obligated to pay the entire amount (full purchase price) or for which Customer has already paid the entire amount (full purchase price) under this Agreement, shall become the sole property of Customer as well as all other property and rights due Customer at termination and WISC shall have no ownership or proprietary rights to such equipment. This Agreement shall serve as the document of assignment and title transfer of such property and rights to Customer free and clear of all claims, except as provided to the contrary in this Agreement. As to software licensed to WISC, solely for the benefit of Customer, WISC will use its best efforts to assign such software to Customer, provided the Parties agree to be bound by the license agreements in transferring or assigning any rights or obligations.

         C. Historical Data Services. Upon termination of this Agreement and payment by Customer of all amounts due, payment of any termination fee, payment for all commitments listed on the Commitments List, WISC shall supply Customer with historical data relating to the Services provided hereunder.

         15. FORCE MAJEURE. Neither Party will be liable to the other by reason of failure in performance of this agreement if the failure arises out of acts of God, acts of the other Party, acts of governmental authority, strikes, fires, delays in transportation, unavailability of communications or energy sources, sabotage, riots, or war or any other Force Majeure cause. An event of Force Majeure shall not operate to relieve the Party affected from the payment of any fees for services previously rendered under this Agreement or for items on the Commitments List. However, the party affected by the Force Majeure event shall promptly notify the other Party and take all reasonable actions to promptly remedy or remove the Force Majeure situation. If the Force Majeure situation is not remedied within 30 days, the other Party shall have right to seek termination of this Agreement.

         16. ASSIGNMENT. Customer shall not have the right to assign this Agreement without the prior written consent of WISC, which consent will not be unreasonably withheld; provided that either Party may assign this Agreement, without the consent of the other party, to a successor or a surviving corporation in a merger or consolidation in which it is a Party or to any person that acquires all or a majority of its stock or assets. WISC shall not have the right to assign its obligations under this Agreement, except to a subsidiary or affiliate, without the prior written consent of Customer, which consent will not be unreasonably withheld.

         17. INSURANCE. Both Parties will procure, pay for and maintain the following insurance during the term of this Agreement and provide to the other certificates of insurance with insurance companies satisfactory to each Party evidencing the maintenance of insurance coverages indicated below:

         Certificates shall include a 30-day notice of cancellation in favor of the other Party, except in the event of non-payment of premium in which case a ten (10) day notice of cancellation will be acceptable.

         Workers' Compensation Insurance complying with the laws of the state or states in which work is to be performed, whether or not Customer or its subcontractors are required by such laws to maintain such insurance and employer's liability insurance with limits of $100,000 each accident, including occupational disease coverage with a limit of $100,000 each employee and $500,000 disease policy limit.

         Commercial or Comprehensive General Liability insurance on an occurrence form with a combined single limit for bodily injury and property damage of $1,000,000 each occurrence and $2,000,000 annual aggregate, including coverage for premises operations, independent contractors, personal injury, products/completed operations, broad form contractual, broad form property damage and advertising injury.

         WISC and Customer waive their rights, and, to the extent possible, their underwriter's rights, of subrogation against the other, and the other's officers, directors, agents and employees thereof, and corporate shareholders and corporate shareholder's officers, directors, agents and employees, providing that such waiver in writing, prior to loss, does not void or alter coverage. Such waiver shall also extend to companies and legal entities that control, are controlled by, are subsidiaries of or are affiliated with the other Party and the other Party's respective officers, directors, agents, employees and shareholders of such companies or entities.

         In the event coverage is denied or reimbursement of a properly presented claim is disputed by a Party's insurance carrier(s), the Party shall, upon written request, provide the other Party with a certified copy of the involved insurance policy or policies within ten (10) business days of receipt of such request.

         The maintenance of insurance shall in no way limit or affect the extent of either Party's liability.

         18. ENTIRE AGREEMENT. Customer represents that it has read this Agreement, understands it and agrees to be bound by its terms and conditions. Customer further agrees that this Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and that this Agreement supersedes all proposals oral or written, all previous negotiations and agreements and all other communications between the Parties with respect to the subject matter hereof. The Parties further agree that any terms and conditions of any purchase order or other instrument issued by either Party in connection with this Agreement which are in addition to, or inconsistent with, terms and conditions of this Agreement, shall not be binding upon either Party unless signed by both Parties.

         19. AMENDMENTS. This Agreement may be modified only by a written instrument duly executed by an authorized representative of WISC and Customer.

         20. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Oklahoma, without regard to its choice of law provisions. Should any conflict arise concerning the terms of this Agreement which shall result in litigation, the Parties agree that the exclusive jurisdiction and venue for such litigation shall be in the applicable state or federal courts in Tulsa, Oklahoma and the Parties hereby expressly waive any and all objections to the exclusive jurisdiction and venue of any such litigation in Tulsa, Oklahoma.

         21. SEVERABILITY. If, but only to the extent that, any provision of this Agreement is declared or found by a court of competent jurisdiction to be illegal, unenforceable, or void, then both Parties shall be relieved of all obligations arising under such provision, it being the intent and agreement of the Parties that this Agreement shall be deemed amended as it related to the jurisdiction involved by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent. If that is not possible, another provision that is legal and enforceable and achieves the same objective shall be substituted. If the remainder of this Agreement is not affected by such declaration or finding and is capable of substantial performance, then the remainder shall be enforced to the extent permitted by law.

         22. INDEPENDENT CONTRACTOR. In performing the services hereunder, WISC shall operate as and have the status of an independent contractor, subject only to the general direction of the Customer regarding the Services to be rendered as opposed to the method of performance of the Services.

         23. DISPUTE RESOLUTION. The Parties will attempt in good faith to resolve any claim or controversy arising out of this Agreement by negotiations between senior executives of the Parties who have settlement authority and who do not have direct responsibility for the administration of this Agreement. If the matter has not been resolved within sixty (60) days from the date either Party notified the other of its dispute, either Party may initiate other means of alternative dispute resolution of the controversy in accordance with the then appropriate rules and procedures of the Center for Public Resources or American Arbitration Association or pursue its rights and remedies with a court of competent jurisdiction.

         24. CONSTRUCTION. Except where otherwise expressly provided, all references to sections, paragraphs or attachments in this Agreement will be deemed to be references to such sections and paragraphs of this Agreement or the attachments to this Agreement, respectively. The recitals are incorporated herein by reference as though repeated fully.

         25. WAIVER. Any waiver of this Agreement or of any covenant, condition, or agreement to be performed by a Party under this Agreement shall (i) only be valid if the waiver is in writing and signed by an authorized representative of the Party against which such waiver is sought to be enforced, and (ii) apply only to the specific covenant, condition or agreement to be performed, the specific instance or specific breach thereof and not to any other instance or breach thereof or subsequent instance or breach.

         26. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same document.

         27. NOTICES. Any notice required or permitted to be made or given to either Party hereto shall be in writing, and will be deemed sufficiently served if dispatched by certified mail, return receipt requested; hand delivered; sent by overnight delivery service; or facsimile with confirmation of receipt to the addresses specified below:

         If notice is from WISC to Customer:

                  VICE PRESIDENT, APPLICATIONS-NETWORK
                  WILLIAMS COMMUNICATIONS GROUP, INC.
                  ONE WILLIAMS CENTER
                  TULSA, OK  74172

         If notice is from Customer to WISC:

                  SUPERVISOR, CONTRACT ADMINISTRATION MD 33-1
                  WILLIAMS INFORMATION SERVICES CORPORATION
                  ONE WILLIAMS CENTER
                  P.O. BOX 2400
                  TULSA OK 74172


         AGREED AND ACCEPTED as of the day and year first above written.


         "WISC"                                   "CUSTOMER"
WILLIAMS INFORMATION SERVICES              WILLIAMS COMMUNICATIONS
CORPORATION                                GROUP, INC.

By:                                        By:
   -----------------------------------         --------------------------------
         Authorized Signature                        Authorized Signature

Typed Name:                                Typed Name:
           ---------------------------                -------------------------
Title:                                     Title:
      --------------------------------           ------------------------------
Date:                                      Date:
     ---------------------------------          -------------------------------

                                SERVICE AGREEMENT
                                     BETWEEN
                    WILLIAMS INFORMATION SERVICES CORPORATION
                                       AND
                       WILLIAMS COMMUNICATIONS GROUP, INC.

                                  ATTACHMENT A
                           (SERVICE LEVEL AGREEMENTS)


[TO BE DEVELOPED]



       APPROVED:                               APPROVED:

         "WISC"                                   "CUSTOMER"
WILLIAMS INFORMATION SERVICES              WILLIAMS COMMUNICATIONS
CORPORATION                                GROUP, INC.

By:                                        By:
   -----------------------------------         --------------------------------
Typed Name:                                Typed Name:
           ---------------------------                -------------------------
Title:                                     Title:
      --------------------------------           ------------------------------
Date:                                      Date:
     ---------------------------------          -------------------------------

                                SERVICE AGREEMENT
                                     BETWEEN
                    WILLIAMS INFORMATION SERVICES CORPORATION
                                       AND
                       WILLIAMS COMMUNICATIONS GROUP, INC.

                                  ATTACHMENT B
                               (SERVICES PROFILE)



       APPROVED:                                 APPROVED:

         "WISC"                                   "CUSTOMER"
WILLIAMS INFORMATION SERVICES              WILLIAMS COMMUNICATIONS
CORPORATION                                GROUP, INC.

By:                                        By:
   -----------------------------------         --------------------------------
Typed Name:                                Typed Name:
           ---------------------------                -------------------------
Title:                                     Title:
      --------------------------------           ------------------------------
Date:                                      Date:
     ---------------------------------          -------------------------------

                                SERVICE AGREEMENT
                                     BETWEEN
                    WILLIAMS INFORMATION SERVICES CORPORATION
                                       AND
                       WILLIAMS COMMUNICATIONS GROUP, INC.

                                  ATTACHMENT C
                                (COMMITMENT LIST)



[TO BE DEVELOPED]




       APPROVED:                                 APPROVED:

         "WISC"                                   "CUSTOMER"
WILLIAMS INFORMATION SERVICES              WILLIAMS COMMUNICATIONS
CORPORATION                                GROUP, INC.

By:                                        By:
   -----------------------------------         --------------------------------
Typed Name:                                Typed Name:
           ---------------------------                -------------------------
Title:                                     Title:
      --------------------------------           ------------------------------
Date:                                      Date:
     ---------------------------------          -------------------------------

                                [WILLIAMS LOGO]

                             1999 SERVICES PROFILE

                                      for

                                 COMMUNICATIONS

                                   CORPORATE

                                ENERGY SERVICES

                                 GAS PIPELINES

WILLIAMS                                                                    1999
                                                                        SERVICES
INFORMATION SERVICES                                                     PROFILE
================================================================================



TABLE OF CONTENTS
1XXX OPERATIONS (MAINFRAME BASELINE BILLING)...............................2

2XXX STAFF TIME............................................................5
   2001 SYSTEMS DEVELOPMENT................................................5
   2003 DOCUMENTATION......................................................6
   2004 TECHNICAL SUPPORT..................................................8
   2005 TRAINING...........................................................8
   2008 NETWORK SERVICES ANALYSTS..........................................9
   2009 MID-RANGE SYSTEMS SUPPORT..........................................9
   2011 NETWORK OPERATIONS TECHNICIANS....................................10
   2012 DESKTOP SUPPORT SERVICES..........................................10
   2013 LAN/INTERNET APPLICATIONS.........................................10
   2014 DISASTER RECOVERY.................................................11
   2015 CAPACITY PLANNING.................................................11
   2099 DATA ENTRY........................................................12

3XXX REPORTING FORMS......................................................13

4XXX SOFTWARE/HARDWARE AMORTIZATION AND MAINTENANCE.......................14

5XXX MISCELLANEOUS........................................................15
   5001 DATA CENTER FLOORSPACE............................................15
   5006 NEWSEDGE SUBSCRIPTION.............................................16
   5007 T-MAN MONITORING FOR WES ENERGY MARKETING & TRADING...............17
   5008 COMMUNICATION SOLUTIONS INFOFLOW MONITORING APPLICATION...........17
   5009 AIMS PROCESSING FOR COMMUNICATIONS SOLUTIONS......................18
   5050 WILLIAMS SOLUTION CENTER SPECIAL SERVICES.........................18
   5051 SECURITY SERVICES FOR WGP CENTRAL.................................18
   5096 MIDRANGE BACKUP...................................................19
   5097 -5128  EQUIPMENT LEASE............................................19

6XXX NETWORK..............................................................20
   6001 NETWORK PORT CHARGES..............................................20
   6002  WILLIAMS WIDE AREA NETWORK (TWC NET).............................20
   6003 NETWORK-BASED OPERATIONS (ALLOCATION).............................20
   6005 INTERNET CONNECTION...............................................21
   6006 FIBER BACKBONE (TULSA TOWER)......................................21
   NETWORK POOLED BILLING.................................................21

8XXX TEAM W ENTERPRISE SERVICES...........................................22
   8002 WILLIAMS SOLUTION CENTER..........................................22
   8003 CLIENT SERVER BACKUP..............................................22
   8004 CLIENT SERVER STORAGE.............................................23
   8005 LAN AND WEB APPLICATIONS/HARDWARE/SOFTWARE........................23
   8006 IT STRATEGIC SOURCING SERVICES....................................23
   8007 ENTERPRISE MODEM POOL.............................................24
   DIRECT BILLED JOURNAL VOUCHERS.........................................25
   DIRECT BILLED ACCOUNTS PAYABLE.........................................26
   TELEPHONE AND LONG DISTANCE SERVICES...................................27
   YEAR 2000 (Y2K) EXPENSE RECOVERY.......................................28

================================================================================
1999 WISC Services                                                        Page 1

1XXX OPERATIONS (MAINFRAME BASELINE BILLING)

Tracy Harris, Director of Enterprise Operations

Enterprise Operations charges are billed by the Service Baseline method. To establish the baseline, the total of all costs associated with Operations Services is used to determine the unit cost necessary to recover expenses. The expenses to be recovered are allocated to 14 cost pools, which represent the various available resources. The unit cost is then applied to utilization of that pool as reported by System Management Facility (SMF) records.* The resources consumed in a given month are totaled and billed in baseline billing. In this way expenses incurred to provide resources are recovered based on consumption. Baseline rates are reviewed and adjusted quarterly by actual expense. WISC accounting reviews the actual cost of providing resources and makes adjustments as required on a quarterly basis.

Description

1001     Batch processing CPU consumption.
1002     Time sharing processor consumption.
1003     IMS Processor consumption.
1004     CICS processor consumption.
1005     CPU consumption by Datacomm/DB Multi-User Facility (MUF).
1006     DISK storage usage.
1007     Tape input and output.
1008     Tape mounts.
1009     Tape storage.
1010     Disk storage based on tracks occupancy per minute.
1011     Local printer usage.
1012     Remote printer usage.
1013     DB2 usage.
1014     CPU consumption related to IDMS processing.

Terminology

CICS-    IBM mainframe based online transaction control and monitoring product.

CPU- Central Processing Unit. This is the instruction processor used to perform arithmetic operations and control processes such as adding fields together, initiating updates to disk etc... DB2- IBM mainframe based database product.

EXCP- Execute Channel Program. This is the count of reads and writes to a particular device.

MUF- Computer Associates' database product. Multi User Facility (MUF). MUF is associated with Datacomm/DB processing.

OTHER BILLING METHODS

Some modified billing agreements are currently in place. Specifically, TRANSCO, WES (former MAPCO mainframe) and WCS AIMS processing have agreements that differ slightly from the baseline method described above.

----------
     * SMF is the mainframe-based accounting facility that captures and records utilization of resources. The SMF data is then used to determine the percentage of utilization for a particular business unit on a monthly basis. This percentage determines the distribution of the expense base to the various business units.


1999 WISC Services                                                        Page 2

WCS

See "5009 AIMS Processing" for a description of AIMS billing.

TRANSCO

WISC provides dedicated operations support in Houston for Transco. This service includes mainframe, midrange and network systems scheduling, monitoring and backup on a 7 by 24 basis. The cost for the Houston Computer Operations group (salaries, benefits, etc.) is included in the baseline rate for CPUD. Additional support provided includes:

o    High speed printer/print distribution

o    Printer support for user printers

o    Transit hardware support

o    Facilities management through Transco's Facility group

These expenses as well as the expense of mainframe hardware, software and technical support are recovered in TRANSCO's baseline bill.

WILLIAMS ENERGY SERVICES (FORMER MAPCO MAINFRAME & COMPUTER OPERATIONS BASELINE)

WISC provides support for all mainframe processing required by the former MAPCO business units that are now part of Energy Services. All costs to provide these services are totaled and billed to the appropriate WES business units at a flat monthly rate based on a percentage of utilization. Additional operations services are provided to WES at the Williams South II Data Center.

The customer is billed monthly for the following services:


o Mainframe processing, Production Control Services, Monitoring and Scheduling activities.

o    Technical support for mainframe software

o    Database Analyst support for Datacomm/DB

o    Hardware and software expense to provide the MVS platform

o    Facilities Management (See Description Under "Data Center Floor Space")

o Operations support for Mid-Range (AIX) and Server based systems (NetWare and NT), includes Management of and cost associated with operations of data center facilities.

o Electrical costs associated with providing electrical service up to connection to the client's equipment located with in the data center, including UPS / Generator costs.

o Fire Detection and suppression systems for Data Center and UPS equipment room.

o    Raised Floor Environment within WS-II 3rd floor Data Center.

o Administration of security for access to Data Center as well as the Y2K and SE Labs.

o    Weekend and Evening environment provisions for Y2K Lab.

o Routine tape media replacement costs for established backups using 8mm and DLT tapes

o    Monitoring activities for LAN Servers and AIX systems

o    Operator handling and monitoring of LAN and AIX backup jobs/processes

o    AIX Scheduling services

o    Vaulting of Mainframe, 8mm and DLT tapes per customer's data requirements.

o    Print Services and Report Distribution


1999 WISC Services                                                        Page 3

OTHER EXPECTED 1999 BASELINE ADJUSTMENTS*

WES Petroleum Services' ATLAS Application

A reduction in baseline billing is expected in 1999 due to ATLAS application migration to a distributed platform (ATLAS 2000 project). This reduction is expected to begin in June 1999 with the full year net impact being $531,879. Additional reductions are expected beyond 1999. 1999 Impact:

                  January-May              $    9,240
                  June-December            $  550,226
                                           ----------
                      Total                $  559,466

Adjusted for tape and DASD retention:  559,466 - 27587 = Net Impact of  $531,879

This reduction assumes that the ATLAS 2000 project remains on schedule and is based on information provided by WES Petroleum Services IS.

CHRIS (Operations billing only)

The mainframe-based payroll system CHRIS is migrating to a distributed platform using the PeopleSoft H/R payroll system. Complete migration is expected by January 2000 at which point the mainframe based CHRIS application will remain dormant but accessible until 1Q2000. As represented below, it is anticipated that cost recovery of CHRIS-related mainframe processing will be reduced during 1999. These amounts represent total CHRIS costs for ALL WILLIAMS BUSINESS UNITS AND CORPORATE. The actual projected reduction for each business unit can be found in budget planning data provided for each business unit.

             1999 est. billing     % of 1998 billing     1998 est. billing
             -----------------     -----------------     -----------------
1Q99         $ 180,917                  50%              $  361,834
2Q99         $  95,481                  25%              $  381,927
3Q99         $  37,188                  10%              $  371,880
4Q99         $  37,188                  10%              $  371,880
----         ----------                                  ----------
Total        $ 350,774                                   $1,487,521

Net baseline reduction for 1999 of $1,136,747.


The reduction assumes the CHRIS to PeopleSoft conversion project remains on schedule.

----------
* Anticipated reductions to baseline are based on a combination of known events and "planned" events. The information shown here is based on our best current information. Changes to these expected reductions will be quantified, communicated and agreed upon by WISC and our client when they are encountered.



1999 WISC Services                                                        Page 4

2XXX STAFF TIME

Williams Information Services provides Williams Operating Groups and their Business Divisions with support and services that are billed under various staff time billing categories. These categories are detailed by billing number in the following sections.

The hourly rate includes salary, fringe benefits, other employee expenses, office space, workstation/software, management overhead, etc. Operations costs, travel, and training to support these efforts, if applicable, will be charged.

Flat bill invoicing options are available to maintain steady costs, thereby avoiding monthly billing spikes. Rates are established by creating a set charge per month, based upon volume of FTE hours over a historical period, and supplementing for new projected support areas. The flat bill arrangement can be for a portion or all of projected FTE's needed.

If external contractors are used on a project, actual fees, plus administrative overhead to cover supervision, office space, computer, telephone, etc. will be passed through to the client.


2001 SYSTEMS DEVELOPMENT

ALICE ANN HUNTER, MANAGER INTERNAL SYSTEMS

BRENDA DELUCA, MANAGER PAYROLL

Rate = $63 per hour.

The Systems Development Groups offer industry-wide competitive consulting services and computer systems support for the following IS/IT areas:

     o  Intranet and web-based applications o SmartStream financial systems

     o  Lawpack

     o  Williams Relocation system

     o  Business Partners and Common Inventory

     o  Health Track

     o  Integral's Payroll/Personnel system

     o  PowerBuilder/Sybase systems

     o  Data administration for Sybase and Oracle

     o  Microsoft Access

     o  SQL, COBOL, and Microfocus COBOL projects

     o  PeopleSoft HR/Payroll

     o  PeopleSoft Financials

The groups actively support applications running on mainframe, midrange, and local area network/personal computer environments.


1999 WISC Services                                                        Page 5

2003 DOCUMENTATION

STEVE HUFF, DIRECTOR OF CUSTOMER SERVICE

Technical Writing

 Rate = $42 per hour

WISC's technical writers can provide the following services for all Williams platforms and operating groups:

     o Online and hardcopy user and system documentation, including Online Help and Intranet-based documentation

     o  Standards and policy/procedure documentation

     o  Presentations and graphics

     o  Training documentation

     o  Workflow and task procedures


1998 COMPLETED AND ONGOING TECHNICAL WRITING PROJECTS

    OPERATING GROUP/ BUSINESS UNIT            PROJECT OR DEPARTMENT             TYPE OF DOCUMENTATION
---------------------------------------------------------------------------------------------------------
  Communications                       ADs                                  Installation, Operations, and
                                                                            User

                                       Audiomation (Global Access)          User

                                       Choice Seat                          User

                                       Customer Care                        Customer and Intranet Homepage

                                       Siebel (CAM)                         SPEC (Project Development)

                                       SIMS                                 System

                                       Wingate                              Installation
---------------------------------------------------------------------------------------------------------
  Corporate                            InTime                               User Documentation and
                                                                               Training

                                       Investor Relations                   Presentations:
                                                                            o        Analysts' Meetings
                                                                                     (Quarterly
                                                                                     Results)
                                                                            o        Energy Conferences
---------------------------------------------------------------------------------------------------------


1999 WISC Services                                                        Page 6

    OPERATING GROUP/ BUSINESS UNIT            PROJECT OR DEPARTMENT             TYPE OF DOCUMENTATION
---------------------------------------------------------------------------------------------------------
                                                                            0        Sr. Officers/Board
                                                                                     of
                                                                                     Directors'
  Corporate (cont.)                    Treasury                                      Meetings
                                                                            Rating Agency Presentations
                                       PeopleSoft                           Reference/Training
                                                                               Documentation

                                       Williams Performance Network         SPEC Intranet site

                                       Sr. Officers on the Intranet         Intranet site
---------------------------------------------------------------------------------------------------------
  Energy Services                      ARAMCO (for Williams Intl.)          Dispatch and Scheduling
                                                                              Training Documentation

                                       ATLAS 2000 application               Online Help

                                       CIS application                      Online Help

                                       MAGIC (Automated Forecasting         User Documentation
                                       System)

---------------------------------------------------------------------------------------------------------
  Gas Pipelines                        Central                              Gas Measurement Manual Update
---------------------------------------------------------------------------------------------------------



1999 WISC Services                                                        Page 7

2004 TECHNICAL SUPPORT

LAN Operating Systems

Donna Hall, Manager MVS/LAN Operating Systems

Rate = $63 per hour


The service includes but is not limited to the following:

     o    Novell and NT operating systems configuration and support

     o Product research (pricing, availability, bench marking results, usability assessment with current network configurations)

Database Administration/Online Systems

STEVE NUCKOLLS, MANAGER DBA/ONLINE SYSTEMS

Rate = $63 per hour

The service includes but is not limited to the following:

     o  Evaluation, installation, and maintenance of client-requested products

     o  Customization of any product for the benefit of a client

     o Maintenance of any back-leveled product whenever a client's application environment prohibits new release implementation

     o Services outside the WISC mainframe domain (i.e., Sybase DBA support, Oracle DBA support)

     o DBA support services include, but are not limited to, database design, performance, and 24 x 7 system suppport.

2005 TRAINING

Training can be provided on an "as needed" basis for WISC supported products and applications. Rates will be based on the specific resources utilized to provide the training.



1999 WISC Services                                                        Page 8

2008 NETWORK SERVICES ANALYSTS

Bob Sarge, Manager Network Services


Rate = $63 per hour

The service includes but is not limited to the following:

     o    Network design, testing and implementation

     o    WAN services

     o    Network product evaluations

     o    Network monitoring

     o    Mainframe network services

     o    Project management

2009 MID-RANGE SYSTEMS SUPPORT

Keith Jones, Manager Midrange Support

Rick McCharen, Manager Midrange Support

Rate = $63 per hour

Flatbill = $9,100 per logical FTE, per month

Midrange Systems offers midrange consulting services and computer system services and support for the following IS/IT areas:

     o    UNIX system management/administration

     o    HP/MPE system management/administration

     o    DEC/VMS system management/administration

     o    DEC/RSX system management/administration

     o    Data Center operations support of midrange servers

     o    Technical application support of midrange servers

     o    Facilities management of midrange servers

     o    Security management/administration of midrange servers

     o    Networking support of midrange servers

     o    Database administration of midrange servers

     o    Contract administration of midrange servers

     o    Technical project work

WISC's system administrators support Hewlett-Packard (HP/UX and HP/MPE), Digital Equipment (Alpha/UNIX, PDP/RSX and VAX/VMS), IBM (RS/6000 and AS/400), SUN, Sequent, and Data General (DG/UX), among others.


1999 WISC Services                                                        Page 9

2011 NETWORK OPERATIONS TECHNICIANS

Bob Sarge, Manager Network Services

Keith Walters, Supervisor Network Operations

Rate = $37 per hour

Network-Technicians provide technical services such as, but not limited to, the following:

     o    Cable management

     o    Communications equipment installation

     o    Floor build-out

     o    Dedicated Datacom support

2012 DESKTOP SUPPORT SERVICES

Ralph Poplin, Supervisor Desktop Support

Rate = $55 per hour

The service includes but is not limited to the following:

     o    All PC hardware support

     o    Level Two software support

     o Product research (pricing, availability, bench marking results, usability assessment with current network configurations)

     o Desktop application services for spreadsheet, word processing, and graphics products

NOTE: SPECIAL PROJECT WORK WILL BE BILLED OUT AT THE PUBLISHED RATE OF $55 PER
      HOUR.

2013 LAN/INTERNET APPLICATIONS

Marty Trogdon, Manager LAN/Internet Applications

Rate = $63 per hour

The service includes but is not limited to the following:

     o    Client-server business applications

     o    Internet / Intranet development, HTML coding, and supporT

     o Product research for major software development tools of an enterprise nature, new hardware technology

     o    Testing and evaluation of hardware and software products

     o    Document management/imaging services

     o    Email administration and support


1999 WISC Services                                                       Page 10

2014 DISASTER RECOVERY

Steve Huff, Director Customer Service

Rate = $63 per hour.

WISC Disaster Recovery Planning Services is in place to provide a service function to the companies within Williams in preparing Disaster Recovery Plans. Goals of the Service are to:

o    Produce a Business Impact Analysis (BIA) for each company within Williams

o    Produce Strategy and Cost Alternatives for management decisions

o    Produce a Disaster Recovery Plan (DRP) for each company within Williams

o    Produce a DRP for each corporate location

o    Produce the process to maintain the plans

The service is intended to be a full-service, continuing process that will establish the criteria for the plans, put the plans in place and to maintain the plans on an on-going basis.


2015 CAPACITY PLANNING

Jay Pottorf, Account Manager

Rate = $63 per hour.

Capacity Planning is the process of predicting if and when system saturation will occur. This includes determining the maximum user load and through put of your system. The evolution of workload due to existing and new application and the desired performance is also considered. Capacity Planning forecasts the information technology resources required to satisfy future needs. The objective of the capacity planning function is to analyze current workloads and reserve capacity, provide estimates of workload growth and sizing of new applications, and based on that information, provide estimates of the resources required to support future workloads.

Capacity Management is the process of planning enhancements to existing systems or evaluating the design of new systems to determine the necessary resources required to provide adequate stability and performance at a reasonable price. Capacity management is the function that controls, measures, and plans the information technology resources required to meet current and future information processing needs.

Capacity Planning focus areas include:

o    Track usage by Application & Business Unit

o    Include "What If" modeling

o    Identify and resolve systems bottlenecks (tuning)

o    Perform predictive analysis for current workloads

o    Execute Saturation Analyses

o    Perform historical trend analysis


1999 WISC Services                                                       Page 11

2099 DATA ENTRY

Tracy Harris, Director Enterprise Operations

Rate = $38.00 per hour

Electronic key entry and verifying of data from user supplied documents, which is required to feed applications processing on the mainframe platform for internal Williams business units.


1999 WISC Services                                                       Page 12

3XXX REPORTING FORMS

Tracy Harris, Director Enterprise Operations

Business divisions that use paper sheets and stock forms for mainframe and midrange applications output are rebilled for these resources based on actual usage.

3001 Paper Sheets 0-Hole (Laser):           11.65(cents) per 1,000 sheets
3001 Paper Sheets 3-Hole (Laser):           12.35(cents) per 1,000 sheets
3002 Stock Forms (Impact 1Part):            17.03(cents) per 1,000 sheets
3002 Stock Forms (Impact Other):    2pt.    34.23(cents) per 1,000 sheets
                                    3pt.    60.67(cents) per 1,000 sheets
                                    4pt.    84.14(cents) per 1,000 sheets

     Note: The charges vary as volume varies. Duplexing reports results in significant savings to Williams and is encouraged.



1999 WISC Services                                                       Page 13

4XXX SOFTWARE/HARDWARE AMORTIZATION AND MAINTENANCE

Donna Hall, Manager MVS/LAN Operating Systems

Direct billed software and maintenance surcharges will be based on the Direct Bill Schedule developed during the budget process. Clients will be invoiced according to the schedule, with adjustments to the schedule being made based on software additions, actual expense increases or decreases, or any of the following applicable conditions:

     o Expenses include software amortization, rental, maintenance, and applicable Technical Support and Network Services labor and maintenance surcharges.

     o    Any single-client software will be direct billed to the using client.

     o Any software that is used by multiple clients can be split-billed between clients or included in the Operations Rates. This determination is made by the IS Executive Council and the VP General Manager of WISC. New software will be direct billed until it can be included in the Operations Rates.

     o When a client discontinues use of split-billed software, that client is responsible for their portion of the software's expense until the new budget year. This should allow the remaining clients time to investigate their alternatives and not incur an out-of-budget condition.

     o When a client begins using single or split-billed software, the client will be responsible for a portion of the software's expense as negotiated between the using clients. Negotiation includes allocation percentage and commencement date.

     o Any software, recovered through Operations rates, that becomes a single-client used software during a budget year will become direct billed to the client the following year and will be excluded from the Operations Rates.

DIRECT-BILLED PRODUCTS*

4020 TPX Products
4023 TCP/IP                                 4062 GEAC SmartStream System
4034 U/ACR -Unitech Systems                 4093-CA PHO
4034 U/DRF- Unitech Systems                 4094-QUICKFETCH/PMO
4037-4th Dimension Software                 4096-CA DISSPLA
4039-Xerox HFDL/MVS Host                    4098-SYSTEMWARE
4040-Cybermation DJC                        4099-ROSCOE
4042-IBM - Basic/MVS                        4998 PC Estimacs/Planmacs/MicroMan
4058 Gentran/NT Hardware Allocation




1999 WISC Services                                                       Page 14


                                                3/31/99        3/31/04
                                                  WCG            WCG
                 EXPENSES                     COMMITMENT     COMMITMENT
                 --------                     ----------     ----------
Property and Use Taxes through 1999           $    23,779    $ 11,889
Third-Party Software Commitments              $    41,427    $     --
Miscellaneous Expenses                        $        --    $     --
Fixed Assets Commitments                      $        --    $     --
Facilities Improvements                       $        --    $     --
Lease Commitments                             $ 2,166,876    $     --
-----------------------------------------------------------------------
TOTAL COMMITMENTS                             $ 2,232,082    $ 11,889

                                                                           3/31/99
                                                                             WCG
                      TAX TYPE                              TAX YEAR     COMMITMENT
 Estimated Property Taxes - Leased Equipment                  1999        $ 5,945
 Estimated Property Taxes - Leased Equipment                  2000        $ 5,945
 Estimated Property Taxes - Leased Equipment                  2001        $ 5,945
 Estimated Property Taxes - Leased Equipment                  2002        $ 5,945
 Estimated Property Taxes - Leased Equipment                  2003        $    --
 Estimated Property Taxes - Leased Equipment                  2004        $    --
                                  SUBTOTAL LEASE TAXES                    $23,779

 Estimated Property Taxes - Owned Equipment                   1999        $    --
 Estimated Property Taxes - Owned Equipment                   2000        $    --
 Estimated Property Taxes - Owned Equipment                   2001        $    --
 Estimated Property Taxes - Owned Equipment                   2002        $    --
 Estimated Property Taxes - Owned Equipment                   2003        $    --
 Estimated Property Taxes - Owned Equipment                   2004        $    --
                                  SUBTOTAL OWNED TAXES                    $    --

                                TOTAL TAX COMMITMENTS                     $23,779



Lease Equipment use taxes are estimated for the years through the longest lease term.

                                                                                              3/31/99
                                                                                                WCG
                  SOFTWARE NAME                        VENDOR               END DATE         COMMITMENT

DIRECT REBILLS (SOFTWARE, RENTALS, MAINTENANCE, AMORTIZATION)
Gentrans/NT Hardware Allocation 25%                 Sterling Commerce       12/31/99         $     1,827
PeopleSoft - Annual Maintenance (WCG 00645)         PeopleSoft               9/30/99         $     8,166
PeopleSoft - Annual Maintenance (WCG 00533)         PeopleSoft               9/30/99         $    31,434

TOTAL THIRD-PARTY SOFTWARE COMMITMENTS                                                       $    41,427

FIRST QUARTER 1999                    WCG COMMITMENTS
                            MISCELLANEOUS SERVICES AND EXPENSES

                                                             CONTRACT                    FIXED/                          3/31/99
                                                              EXPIRE     DEDICATED/     VARIABLE         MONTHLY        WCG TOTAL
    MISCELLANEOUS SERVICES                VENDOR               DATE        SHARED        EXPENSE          AMOUNT       COMMITMENT





----------------------------------------------------------------------------------------------------------------------------------

                                                             TOTAL MISCELLANEOUS COMMITMENTS             $      -      $       -



CONFIDENTIAL                         5/26/99                        Page 4 of 10

FIRST QUARTER 1999             WCG COMMITMENTS
                          FIXED ASSETS DEPRECIATION

                                                                                                          3/31/99         3/31/99
      ASSET                                        SERIAL      DATE         INITIAL        MONTHLY         BOOK          WCG TOTAL
     NUMBER          ASSET DESCRIPTION             NUMBER    ACQUIRED        VALUE          DEPRE          VALUE        COMMITMENT







-----------------------------------------------------------------------------------------------------------------------------------

                    TOTAL FIXED ASSET DEPRECIATION COMMITMENT               $     -       $      -        $     -       $      -




CONFIDENTIAL                         5/26/99                        Page 5 of 10

FIRST QUARTER 1999                    WCG COMMITMENTS
                            FACILITIES IMPROVEMENTS DEPRECIATION

                                                                                           MONTHLY        3/31/99         3/31/99
      ASSET                                        SERIAL      DATE         INITIAL         DEPRE/         BOOK          WCG TOTAL
     NUMBER          ASSET DESCRIPTION             NUMBER    ACQUIRED        VALUE          MAINT         VALUE        COMMITMENT







-----------------------------------------------------------------------------------------------------------------------------------

                    TOTAL FACULTY COMMITMENTS                               $     -       $      -        $     -       $      -



CONFIDENTIAL                            5/26/99                     Page 6 of 10


                                                                              SERIAL                              LEASE     LEASE
LOCATION       TYPE           ADDITIONAL INFORMATION                          NUMBER  LESSOR         SCH          START      END
--------       ----           ----------------------                          ------  ------         ---          -----      ---

WCS Houston        1174       Controller                                      36281    WISC          Pool                    mtm
WCS Houston        1324       Controller                                      24981    WISC          Pool                    mtm
WCS Houston        1472       Terminal                                        206207   WISC          Pool                    mtm
WCS Houston        1472       Terminal                                        279866   WISC          Pool                    mtm
WCS Houston        3174       Controller                                     23-KC525  WISC          Pool                    mtm
WCS Houston        4028       Printer                                        01-N2641  WISC          Pool                    mtm
WCS Houston        4028       Printer                                        01-03194  WISC          Pool                    mtm
WCG                 HP        HP hardware for SATCOM Platform -                        WISC        HW-97089      5/30/97   4/30/00
                              Boston Teleport - HP Service Guard
WCG                 HP        HP hardware & software for four                          WISC        HW-97090      5/30/97   4/30/00
                              SATCOM teleports
WCG                 HP        HP contract 460 two-way server                           WISC        HW-97091      6/1/97    5/30/01
                              configuration for F & E platform
WCG                 HP        HP hardware & software dual 979                          WISC        HW-97092      7/19/97   2/28/02
                              contracts for CYCLESAT platform
WCG            HP Dual K420   Lease of Hewlett Packard Dual K420 to                    WISC        HW-97127      12/1/96    1/2/02
                              support & develop VBUS
WCG                Sun        Lease of two Sun 4000 servers & one                      WISC        HW-97131      11/1/97   9/30/00
                              Sun Ultra 2300 for OSI for Network Services
WCG                Sun        Lease of Sun Ultra 2-1300 server for                     WISC        HW-97147     12/17/97    3/1/01
                              Williams Wireless Oracle JAVA application
WCG                Sun        Lease of Sun Ultra 2-1200 server for                     WISC        HW-97148     12/17/97    3/1/01
                              Williams Wireless Oracle JAVA application
WCG             DEC Alphas    Two DEC alphas 4100 5/3000 for ABUS                      WISC        HW-97153      3/1/97     1/27/02
                              project
WCG              HP K460      Purchase leaseback (FMA Sch. NG) of                      WISC        HW-98064      11/1/97   10/30/00
                              HP K460 server and periphals
WCG              HP D270      HP D270 Openview server for ET                           WISC     HW-990205 CHR    5/1/98    4/30/00
WCG           IBM 43 Comlink  IBM 43 Comlink for CS                                    WISC    HW-990205-1 CHR   5/1/98    4/30/00
WCG              HP D270      HP D270 Ace Comm                                         WISC    HW-990205-2 CHR   5/1/98    4/30/00
WCG              HP K410      HP K410 BUCS                                             WISC    HW-990205-4 CHR   5/1/97    4/30/00
WCG              HP 979KS     HP 979KS for CycleSat                                    WISC    HW-990205-6 CHR   3/1/97    2/28/02




                                   MONTHLY         MONTHLY       WCG
                                    LEASE           MAINT    COMMITMENT
LOCATION       TYPE                 AMOUNT         AMOUNT      3/31/99
--------       ----                 ------         ------      -------

WCS Houston        1174            $     204    $     23    $       311
WCS Houston        1324            $     145    $     43    $       273
WCS Houston        1472            $      36    $     11    $       132
WCS Houston        1472            $      36    $     11    $       132
WCS Houston        3174            $     493    $     12    $       655
WCS Houston        4028            $     173    $     50    $       308
WCS Houston        4028            $      93    $     50    $       228
WCG                 HP             $   2,912    $    200    $    41,557

WCG                 HP             $   8,310    $    200    $   111,739

WCG                 HP             $   2,300    $    200    $    67,205

WCG                 HP             $   9,738    $    200    $   350,818

WCG            HP Dual K420        $   9,973    $    200    $   348,772

WCG                Sun             $   8,990    $    200    $   166,946

WCG                Sun             $     824    $    200    $    26,617

WCG                Sun             $     771    $    200    $    25,353

WCG             DEC Alphas         $   5,165    $    200    $   185,300

WCG              HP K460           $   8,541    $    200    $   167,702

WCG              HP D270           $   1,411    $    200    $    22,043
WCG           IBM 43 Comlink       $     622    $    200    $    11,792
WCG              HP D270           $   1,411    $    200    $    22,043
WCG              HP K410           $   2,842    $    200    $    40,651
WCG              HP 979KS          $   9,320    $    200    $   576,300

Total Leased Equipment Commitments $  74,309    $  3,200    $ 2,166,876